AMENDMENT
                                     OF THE
                    GENERAL AMERICAN INVESTORS COMPANY, INC.
                           EMPLOYEES' RETIREMENT PLAN

         WHEREAS, General American Investors Company, Inc. (the "Company") adopted the General American Investors Company, Inc. Employees' Retirement Plan (the "Plan"), effective as of January 1, 1956; and

         WHEREAS, the Plan was amended and restated on April 14, 1976, effective as of December 31, 1975; and

         WHEREAS, the Plan was further amended on April 13, 1977, April 12, 1978, December 8, 1982, December 12, 1984, February 13, 1985, September 11, 1985, December 1, 1987, May 2, 1988, December 19, 1989, December 11, 1991,
December 19, 1994, February 14, 1995, October 13, 1999 and July 11, 2001; and

         WHEREAS, Section XV.2 provides that the Board of Directors of the Company may amend the Plan in whole or in part at any time, except in certain respects not material hereto; and

         WHEREAS, the Board of Directors desires to amend the Plan in certain respects;

         NOW, THEREFORE, the Plan is hereby amended in the following respects:

         1. Paragraph 8 of Section I is amended, effective as of January 1, 2000, by amending the first sentence thereof to read as follows:

         "Earnings" shall mean regular annual basic salary or wages payable to an employee for Service with the Company, prior to reduction pursuant to a cafeteria plan under Section 125 of the Code, a qualified transportation fringe under Section 132(f)(4) of the Code or an elective deferral under Section 402(g)(3) of


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         the Code and shall not include overtime, bonuses, commissions, pensions, retainer fees, fees under contracts or any other form of additional or special compensation.

                  2. Paragraph 6 of Section IV is amended, effective as of January 1, 1997, by amending the first sentence thereof to read as follows:

                  Except as provided below, in no event shall payment of a retirement benefit begin, unless the Participant elects otherwise in writing, later than the 60th day after the end of the Plan Year in which the latest of the following occurs: (a) the Participant attains age 65, (b) the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (c) the Participant terminates employment with the Company.

                  3. Paragraph 1 of Section VII is amended, effective as of January 1, 1997, by the addition of the following at the end thereof:

                  In the event that the Plan is amended to change or modify the vesting schedule set forth above (unless such schedule is more favorable to the Participant than the existing vesting schedule), a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

                  (1) the adoption date of the amendment,

                  (2) the effective date of the amendment, or

                  (3) the date the Participant is issued written notice of the amendment from the Company or the Pension Committee.

         4. Paragraph 3(b) of Section XVI is amended, effective as of January 1, 2000, by the addition of the following immediately after the words "by reason of
Section 125":

         , 132(f)(4)

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         5. Section XVIII is amended, effective as of January 1, 2000, by the addition of the following immediately after the words "by reason of Section 125" in the last sentence thereof:

         , 132(f)(4) or 457

         6. Paragraphs (c) and (d) of Section XVIII are amended in their entirety, effective as of January 1, 2000, to read as follows:

                  (c) The foregoing limitations shall be adjusted on a pro rata basis in the case of a Participant who has less than 10 years of participation in the Plan, except that the adjustments (i) with respect to 100% of the average of the Participant's total compensation during his highest three consecutive Plan Years, and (ii) pursuant to subsection (b)(iii) above, shall be made with respect to Years of Service. If the Participant's Retirement Income is payable other than under the form of a life annuity or a qualified joint and survivor annuity as defined in Section 401(a)(11) of the Code, the amount thereof, as adjusted as provided in the next sentence, shall not exceed the foregoing limitations. The amount of such Retirement Income shall be adjusted to the actuarial equivalent of a Straight Life Annuity (as provided in Section V(1)(b) based on (i) the assumptions specified in the definition of Actuarial Equivalent or (ii) the Treasury Interest Rate and the Treasury Mortality Table, whichever produces the higher life annuity.

                  (d) If the Participant's Retirement Income begins to be paid before the social security retirement age and on or after the date the Participant attains age 62, the $90,000 limitation in paragraph (a) of this Section (as adjusted) shall be reduced by 5/9 of one percent for each of the first 36 months, and 5/12 of one percent for each additional month, by which the Participant is younger than the social security retirement age on the date his benefit begins. If a Participant's annual retirement begins to be paid before the Participant attains age 62, the $90,000 limit in this Section (as adjusted) shall be reduced to the actuarial equivalent thereof payable at age 62 (as determined pursuant to the preceding sentence) based on
         (i) the assumptions specified in the definition of Actuarial Equivalent or (ii) an annual interest rate of 5% and the Treasury Mortality Table, whichever produces the lower amount. For purposes of this Section, "social security retirement age" means (i) age 65 with respect to a Participant who was born before January 1, 1938, (ii) age 66 with respect to a Participant who was born after December 31, 1937 and before January 1, 1955 and (iii) age 67 with respect to a Participant who was born after December 31, 1954. If a Participant's Retirement Income begins to be paid after the social security retirement age, the $90,000 limit in paragraph (a) of this Section (as adjusted) shall be increased to the actuarial equivalent thereof payable at the social security retirement age based

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         on (i) the assumptions specified in the definition of Actuarial
         Equivalent or (ii) an annual interest rate of 5% and the Treasury Mortality Table, whichever produces the lower amount.

         7. Paragraph 1(a) of Section XIX is amended in its entirety, effective as of January 1, 1997, to read as follows:

                  (a) "Key Employee" means an Employee who at any time during the Plan Year ending on the Determination Date or any of the preceding four Plan Years (i) is (or was) one of the officers of the Company who had total annual compensation from the Company during any such Plan Year greater than 50% of the amount in effect for such Plan Year under
         Section 415(b)(1)(A) of the Code (limited to the lesser of 50 or ten (10%) percent of all Employees, and, if applicable, to the Employees who had the greatest annual compensation during the applicable Plan
         Year), or (ii) owns (or owned) one of the ten largest interests in the Company, at least 0.5% of the Stock and has (or had) total annual compensation during the Plan Year greater than the amount in effect for such Plan Year under Section 415(c)(1)(A) of the Code, (iii) owns (or owned) more than five (5%) percent of the Stock, or (iv) owns (or owned) more than one (1%) percent of the Stock and has (or had) total annual compensation from the Company during any such Year in excess of $150,000. For purposes of the foregoing, ownership of Stock shall be determined in accordance with the provisions of Section 318 of the Code and without regard to the rules of Section 414(b), (c) and (m) of the Code. In addition, for purposes of the foregoing, a beneficiary of an Employee will acquire the character of the Employee and inherited benefits will retain the character of the Employee from whom such benefits were inherited.

         IN WITNESS WHEREOF, General American Investors Company, Inc. has caused this Amendment to be executed by its duly authorized officers as of the 10th day of April, 2002.


/s/ Carole Anne Clementi                         /s/ Eugene DeStaebler
----------------------------                     -------------------------------
Secretary                                        Vice-President-Administration
Carole Anne Clementi                             Eugene L. DeStaebler, Jr.








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